1Q 2020 Earnings Supplemental Presentation May 7, 2020

Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements. 2

Non-GAAP Disclosure Statement This presentation contains certain non-GAAP financial measures, including adjusted revenue, adjusted net revenue, adjusted EBITDA, adjusted net income and adjusted net income per share. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. • “Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability. Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net loss before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, other items, loss allocation from equity method investment and (income) loss attributable to non-controlling interest.“ • “Adjusted net income” represents net loss before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, other items, loss allocation from equity method investment and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding. This information is not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP information for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix of this presentation. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP. 3

Key Messages for Today Envestnet is navigating very well through this unprecedented time Our business remains strong We believe Envestnet will emerge better positioned than ever before Financial Wellness has never been more important 4

Response to COVID-19 The safety and health of our teams is a priority Quickly enabled safe and And are planning to While also supporting And our productive remote access safely return to our our employees communities for employees offices • Provided all employees with the • Regular communications led by Our Corporate Social Responsibility* • Implementing location-specific necessities to work from home, executive management and initiatives include back-to-office plans including collaboration tools, including guest speakers such as incorporating guidance from the • Feeding America, a nationwide cyber-secure environment, and medical professionals CDC, OSHA and in consideration network of food banks feeding equipment and supplies of local regulations and • Providing Health and Wellness the hungry ordinances • +99% working from home resources and medical benefits, • ENV Cares, our employee including costs of testing, philanthropic initiative hospitalizations and no member copays or deductibles related to • Digital financial resources such COVID-19 as complimentary access to MyBlocks and EVERFI through Envestnet Institute in Classrooms 5 *For more information regarding our Corporate Social Responsibility please visit Envestnet.com/CSR

Envestnet Demonstrates the Power of Technology and Supporting Record Volume +428% +78% +119% trade orders* advisor service documents posted requests to vault +17% 30 second +78% consumer end call hold time client portal users** sessions **Consumer end users represents paid users, which are defined as a user of an application or service provided to Trade orders, consumer end users, and advisor service requests represent March 2020 vs March 2019 our customer using the Envestnet Data & Analytics platform whose status corresponds to a billable activity 6 Documents posted to vault and client portal session represent March 2020 vs October 2019 under the associated customer contract.

First Quarter Platform Activity $20 +117,000 net new +1,100 net new +$31 $4 AUM/A accounts AUM/A advisors AUM/A net flows $17 ($30) $41 ($11) Conversions ($82) $18 ($19) ($32) $23 Redemptions ($50) Gross Sales* $551 ($2) $498 Market Impact $207 Reclass to Subscription $185 Redemptions averaged 1.8% per month in the 1Q 2020 market $344 quarter, including reduced assets by $312 1.9% in March (15%) Beginning Assets Ending Assets 12/31/2019 3/31/2020 AUA AUM In billions, except accounts and advisors *represents existing business 7 AUM/A metrics adjusted for reclass to subscription Numbers may not sum due to rounding

First Quarter 2020 Results

	1Q20 Outlook *Provided 2/20/20*	**1Q20 Results vs. Midpoint**	YoY Change (%)	Key Variance Drivers – Results vs. Outlook
Adjusted revenues[(1)]	$242.0-$244.0	**$247.0** +$4.0	+24%	• Outperformance in Data & Analytics subscription revenues
Adjusted net revenues[(1)]	$172.0-$174.5	**$178.4** +$5.2	+22%	• $4.0 Higher revenues • $1.2 Lower asset-based cost of revenues
Adjusted EBITDA[(1)]	$46.0-$47.0	**$54.6** +$8.1	+61%	• $5.2 Higher adjusted net revenues • $2.9 Lower operating expenses
Adjusted net income per diluted share[(1)]	$0.45	**$0.57** +$0.12	+46%	• ~$0.07 Adjusted net revenues • ~$0.03 Operating expenses • ~$0.01 Net cash interest expense • ~$0.01 Share count

In millions except for per share amounts

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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2020 Full Year Outlook Key Components Updated Updated Initial FY20 Updated FY20 (in millions except midpoint increase Primary Variance Drivers Guidance Guidance adjusted EPS and tax (2/20/20) (5/7/20) vs. initial (decrease) vs. Initial Guidance rate) midpoint vs. 2019 • 1Q market impact on asset-based revenues Adjusted revenues(1) $1,018 - $1,028 $940 - $946 ($80) +3-4% • Other updates based on current business environment Asset-based cost of revenues $292 - $294 $257 - $262 ($34) +5-7% • 1Q market impact and lower manager fees Adjusted net revenues(1) $724 - $736 $678 - $689 ($47) +2-4% • 1Q market impact net of manager fees • Updated revenues partially mitigated by Adjusted EBITDA(1) $220 - $224 $200 - $203 ($21) +3-5% operating expense reductions Adjusted net income per • Updated Adjusted EBITDA partially offset by $2.22 - $2.27 $1.92 - $2.02 ($0.28) (6-11%) dilutes share(1) lower share count Normalized effective tax rate 25.5% 25.5% n/a n/a • Unchanged Diluted shares outstanding 55.6 55.0 (0.6) +4% • Lower ENV stock price 9 (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

Strong Balance Sheet and Liquidity Capital Position as of March 31, 2020 Cash and Cash Equivalents $69M Debt Revolving Line of Credit ($500M) $290M drawn Convertible Debt Maturing 2023 $345M Net Leverage Ratio 2.6x Annual cash interest expense ~$16M Revolving Line of Credit LIBOR + spread(1) Convertible Debt 1.75% coupon 10 (1) LIBOR plus 225 basis points. based on current leverage ratio

Envestnet to Power the Next Phase of Advice Themes driving change Implications Transparency, authenticity and logic supported by predictive analytics will A new level of trust and relevance are be the baseline for how a client values the information and advice provider the currency of valued engagement they engage with Redefining what it means to be Understanding the trade offs and “what-if” scenarios will be the prepared underpinning of advancements and usage of planning Hybrid is the only engagement model and the “fidelity” will need to be Digital becomes more “human” the same across every medium Behavioral, holistic wellness across all assets and liabilities will be the The fusion of health and wealth mandate, supported by an integrated tech platform Family and communities lead the way The new mutuality, “we’re all in this together” drives the connectedness forward and strength of communities Creating a new playbook for a The need for scale (digitizing, analytics, outsourcing, and strategic sustainable business partnerships) will be the focus over product selection 11

The Envestnet Vision: Deliver Financial Wellness for All Advisors and Clients by Integrating Technology, Data, and Solutions

Envestnet's Financial Wellness Network has Disrupted the Wealth Management Sector Successfully; Now Ready to Disrupt the Broader Financial Services Industry, Creating a Massive Opportunity



Envestnet Data Capability
Fin Apps
Financial Planning
Optimization Engine
Exchanges
INV
INS
Credit
Future
Impact
Tax
Portfolio Mix
Protection
Risk
Advisor Services
Client Portal
Advisor Portal
Enterprise Portal
Support
Envestnet Connect
APIs
Data Management
Account Administration and Service
Clearing, Custody, Trust

- ✓ Data Aggregation
- ✓ Data Intelligence
- ✓ Security
- ✓ Data Management Solutions
- ✓ Money Movement

- ✓ Digital Wealth Experience - Open APIs
- ✓ Digital / Mobile Client Experience
- ✓ Dynamic Configurations
- ✓ Predictive, Complete Financial Wellness Recommendations
- ✓ Financial Planning

- ✓ Marketplace of Exchanges
- ✓ Research and Consulting Services
- ✓ Portfolio Administration and Overlay Services
- ✓ Portfolio Management and Rebalancing
- ✓ Integrated Insurance Network
- ✓ Integrated Lending and Financing Solutions

- ✓ Highly Configurable
- ✓ Integrated Account Opening and Proposal
- ✓ Sophisticated Trading, Rebalancing
- ✓ Multi Custody Integration
- ✓ Compliance Oversight for Advisor / Sponsor
- ✓ Comprehensive and Flexible Billing

- ✓ Performance Reporting
- ✓ Comprehensive View Integrated Across the Full Solution Set
- ✓ Accurate, Reconciled Data
- ✓ Customized Reporting

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Appendix

Turning data into insights Further information available at https://www.yodlee.com/data-analytics/covid-19-trends 14 https://envestnet.blog/

Stronger Position now than during Global Financial Crisis Operating Metrics Diversified Revenue Adjusted EBITDA(1) (2008-2009)* Asset-based 2007 $12 +$13B Subscription-based Professional services Net Flows 2008 $14 2009 $11 +60,000 Net New 2010 $18 Accounts 2018 $158 +1,200 Net New 2019 $193 Advisors As a percentage of total revenues, Key Operating metrics were subscription-based recurring revenues have positive throughout the GFC We are more profitable today increased from 9% in 2007 to 42% in 2019 *Metrics for AUM/A for calendar 2008 and 2009 (1) In millions. Non-GAAP financial measure Please see appendix for reconciliations to the most directly comparable GAAP information. 15

Illustrative Market Impact
Assuming +/-10% market change

Asset-based revenues	Cost of revenues	Adjusted EBITDA[1] unmitigated
~$32M	~$16M	~$16M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

Amounts represent annualized impact applicable to subsequent quarter following assumed market change. Amounts based off of 1Q2020 actual revenue.

See additional information on slide 17 which provides calculations and other statements.

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Illustrative Market Impact Calculations

Illustrative Market Impact Model	Assumptions		
Total revenue	1Q20 revenue, annualized	$986	
x % asset-based	~55% of total revenue	55%	
x % exposure to equities	Approximate 60% equity allocation	60%	
x % market change	Assuming 10% equity market decline	-10%	
= revenue impact		($33)	3-4% impact on total revenue
- impact on asset-based cost of revenue	Currently 51% of asset-based revenue	($16)	
= impact on adjusted EBITDA(1)	Unmitigated impact	($16)	7-8% impact on adjusted EBITDA

(in $millions)

- Given Envestnet's high degree of subscription-based revenue and limited exposure to equity markets, a 10% equity market decline would have a 3-4% impact on our revenue.
- Approximately 90% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters. Example: March 31 asset values drive our second quarter asset-based revenue.
- Approximately half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline. In the above scenario, a 10% equity market decline would have a 7-8% impact on our adjusted EBITDA.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

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(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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Outlook Table The Company provided the following outlook for the second quarter ending June 30, 2020 and full year ending December 31, 2020. This outlook is based on the market value of assets on March 31, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See "Cautionary Statement Regarding Forward-Looking Statements.“ In Millions Except Adjusted EPS 2Q 2020 FY 2020 GAAP: Revenues: Asset-based $ 116.0 - $ 116.5 Subscription-based 103.4 - 103.9 Total recurring revenues $ 219.4 - $ 220.4 Professional services and other revenues 6.5 - 7.0 Total revenues $ 225.9 - $ 227.4 $ 939.5 - $ 945.5 Asset-based cost of revenues $ 60.5 - $ 61.0 $ 257.0 - $ 262.0 Total cost of revenues $ 68.0 - $ 68.5 Net income (a) - (a) (a) - (a) Diluted shares outstanding 55.0 55.0 Net income per diluted share (a) - (a) (a) - (a) Non-GAAP: Adjusted revenues (1): Asset-based $ 116.0 - $ 116.5 Subscription-based 103.5 - 104.0 Total recurring revenues $ 219.5 - $ 220.5 Professional services and other revenues 6.5 - 7.0 Total revenues $ 226.0 - $ 227.5 $ 940.0 - $ 946.0 Adjusted net revenues (1) $ 165.0 - $ 167.0 $ 678.0 - $ 689.0 Adjusted EBITDA(1) $ 47.5 - $ 48.5 $ 200.0 - $ 203.0 Adjusted net income per diluted share(1) $ 0.47 $ 1.92 - $ 2.02 (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. 18 (1) Non-GAAP financial measure. Please see slide 3.

Reconciliation of Non-GAAP Financial Measures Three Months Ended March 31, (in thousands) (unaudited) 2020 2019 Total revenues $ 246,539 $ 199,666 Deferred revenue fair value adjustment 439 6 Adjusted revenues 246,978 199,672 Asset-based cost of revenues (68,592) (53,842) Adjusted net revenues $ 178,386 $ 145,830 Net loss $ (7,190) $ (18,268) Add (deduct): Deferred revenue fair value adjustment 439 6 Interest income (391) (1,510) Interest expense 7,134 7,096 Accretion on contingent consideration and purchase liability 599 240 Income tax provision (benefit) (1,964) 3,768 Depreciation and amortization 27,683 19,517 Non-cash compensation expense 13,470 12,864 Restructuring charges and transaction costs 2,820 7,366 Severance 13,982 2,480 Non-recurring litigation and regulatory related expenses 703 — Foreign currency (494) (1) Non-income tax expense adjustment 188 210 Non-recurring gain (4,230) — Loss allocation from equity method investment 2,030 203 (Income) loss attributable to non-controlling interest (201) 31 Adjusted EBITDA $ 54,578 $ 34,002 19

Reconciliation of Non-GAAP Financial Measures Three Months Ended March 31, (in thousands, except share and per share information) (unaudited) 2020 2019 Net loss $ (7,190) $ (18,268) Income tax provision (benefit) (1,964) 3,768 Loss before income tax provision (benefit) (9,154) (14,500) Add (deduct): Deferred revenue fair value adjustment 439 6 Accretion on contingent consideration and purchase liability 599 240 Non-cash interest expense 2,962 4,616 Non-cash compensation expense 13,470 12,864 Restructuring charges and transaction costs 2,820 7,366 Severance 13,982 2,480 Amortization of acquired intangibles 18,758 12,528 Non-recurring litigation and regulatory related expenses 703 — Foreign currency (494) (1) Non-income tax expense adjustment 188 210 Non-recurring gain (4,230) — Loss allocation from equity method investment 2,030 203 (Income) loss attributable to non-controlling interest (201) 31 Adjusted net income before income tax effect 41,872 26,043 Income tax effect (10,670) (6,632) Adjusted net income $ 31,202 $ 19,411 Basic number of weighted-average shares outstanding 53,016,511 48,237,265 Effect of dilutive shares: Options to purchase common stock 664,796 1,198,197 Unvested restricted stock units 600,567 656,798 Convertible notes 235,182 — Warrants 42,551 — Diluted number of weighted-average shares outstanding 54,559,607 50,092,260 Adjusted net income per share – diluted $ 0.57 $ 0.39 20

Reconciliation of Non-GAAP Financial Measures

	Year ended December 31,												
(in millions, except share and per share information) (unaudited)	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net income (loss)	23.94	5.26	(0.87)	(0.63)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)
Accretion on contingent consideration and purchase liability	-	-	-	-	-	-	-	-	0.89	0.15	0.51	0.22	1.77
Bad debt expense	-	-	0.38	2.67	-	-	-	-	-	-	-	-	-
Contract settlement charges	-	-	-	-	1.18	-	-	-	-	-	-	-	-
Customer inducement costs	-	-	0.02	3.24	4.57	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	-	-	-	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27
Depreciation and amortization	2.92	3.54	4.50	5.70	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27
Fair market value adjustment on contingent consideration liability	-	-	-	-	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)
Foreign currency	-	-	-	-	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)
Impairment of customer inducement assets	-	-	-	-	0.17	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	-	-	-	-	0.73	-	-	-
Impairment on investments	-	0.68	3.60	-	-	-	-	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	-	-	-	-	0.79	1.47	-	-	-	-	-
Income tax provision (benefit)	(14.15)	4.61	1.81	1.53	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)
Interest expense	-	-	-	0.56	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52
Interest income	(1.15)	(0.81)	(0.22)	(0.15)	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)
Litigation related expense	-	-	0.60	1.93	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88
Loss allocation from equity method investment	-	-	-	-	-	-	-	-	-	1.42	1.47	1.15	2.36
Loss attributable to non-controlling interest	-	-	-	-	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11
Non-cash compensation expense	-	0.45	0.78	1.73	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44
Non-income tax expense adjustment	-	-	-	-	-	-	-	-	-	6.23	0.35	(0.59)	0.37
Other	-	-	-	-	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-
Re-audit related expenses	-	-	-	-	-	-	3.11	-	-	-	-	-	-
Restructuring charges and transaction costs	-	-	-	0.86	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56
Severance	-	-	-	0.67	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37
Adjusted EBITDA	**11.56**	**13.73**	**10.60**	**18.11**	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**

Note: Numbers may not sum due to rounding.

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